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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


   We consent to the reference to our firm under the caption "Experts" in the accompanying registration statement (Form S-4) and related prospectus of Simon Property Group, L.P. for the registration of $900,000,000 of exchange notes and to the incorporation by reference therein of our reports dated February 5, 2004 (except Notes 3 and 4 as to which the date is July 26, 2004), with respect to the consolidated financial statements of Simon Property Group, L.P. (the Operating Partnership) as of December 31, 2003 and 2002 and for each of the two years then ended included in the Operating Partnership's Annual Report (Form 10-K) for the year ended December 31, 2003, as reissued on Form 8-K, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission. We also consent to the incorporation by reference in this Form S-4 of our reports dated February 5, 2004 (except Notes 3 and 4 as to which the date is July 26, 2004), with respect to the consolidated financial statements of Simon Property Group, Inc. (the Company) as of December 31, 2003 and 2002 and for each of the two years then ended incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended December 31, 2003, as reissued on Form 8-K, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                   /s/ ERNST & YOUNG LLP


Indianapolis, Indiana
October 1, 2004